UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2022

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Explanatory Note:

This amended Current Report on Form 8-K/A is being filed solely for the purpose of amending and restating Item 5.02 of the Current Report on Form 8-K of Worthington Industries, Inc. (the “Registrant”) filed at approximately 4:30 p.m., Eastern Time, on March 1, 2022. This amended Current Report includes the terms of Steven R. Witt’s compensation arrangements in his new position with the Registrant.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Steven R. Witt, age 52, currently the Senior Director of Accounting and Finance for the legacy pressure cylinders businesses of the Registrant, will become Corporate Controller and the chief accounting officer of the Registrant. Richard G. Welch, who currently serves as the Registrant’s Corporate Controller, and who has served in such capacity for 22 years, will transition to an advisory role beginning on April 12, 2022, and then ultimately retire after the completion of the Registrant’s current fiscal year.

Mr. Witt joined the Registrant’s Steel Processing business in April of 2003 as a Plant Controller and became a Regional Controller in July of 2007. He then served as the Director of Accounting for the Registrant’s Steel Processing business from November of 2009 until he became Director of Accounting and Finance for the Registrant’s legacy pressure cylinders businesses in November of 2014. He served in that position until June of 2019, when he was promoted to Senior Director of Accounting and Finance for the Registrant’s legacy pressure cylinders businesses. Prior to joining the Registrant, Mr. Witt served as controller of General Electric Superabrasives, a manufacturer of industrial products, for three years and spent the eight years prior to that in public accounting with KPMG LLP.

Mr. Witt has no family relationships with any of the current executive officers or any of the current directors of the Registrant. Neither Mr. Witt nor any of his immediate family members has had (nor does any propose to have) a direct or indirect material interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

In conjunction with his appointment as Corporate Controller of the Registrant, the Compensation Committee of the Board of Directors of the Registrant (the “Compensation Committee”) approved the following new compensation arrangements for Mr. Witt on March 21, 2022:

Base Salary and Annual Short-Term Cash Incentive Bonus Award:

Effective as of April 12, 2022, the base salary and annual short-term cash incentive bonus award for the twelve-month performance period ending May 31, 2022 for Mr. Witt were increased to the amounts set forth below.

	Short-Term Cash Incentive Bonus Award for the Period ending May 31, 2022(i):
Annual Base Salary	Threshold	Target	Maximum
$260,000	$65,000	$130,000	$260,000
(i)

The last three columns show the potential payouts (prorated for the portion of the performance period in which Mr. Witt serves in his new role) which can be earned under Mr. Witt’s short-term cash incentive bonus award based on achievement of specified levels of corporate performance for the twelve-month performance period ending May 31, 2022.  The payouts which can be earned under the short-term cash incentive bonus award are tied to achieving specified levels (threshold, target and maximum) of corporate economic value added (“EVA”) and earnings per share (“EPS”) for the twelve-month performance period with each performance measure carrying a 50% weighting. For all calculations, restructuring and impairment charges and non-recurring items are to be excluded, and EPS results are to be adjusted to eliminate the impact of inventory holding gains and losses.  If the performance level with respect to either performance measure falls between threshold and target or between target and maximum, the portion of the short-term cash incentive bonus award associated with that performance measure is prorated.  If the threshold level is not reached for a performance measure, no short-term cash incentive bonus payout will be paid as to that performance measure. Any payouts under the short-term cash incentive bonus award will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Registrant (followed by actual or constructive termination of Mr. Witt’s employment with the Registrant during the performance period), the short-term cash incentive bonus award would be considered to be earned and payouts made at target levels.

Time-Based Restricted Stock Award:

On March 21, 2022, the Compensation Committee approved a time-based restricted stock award covering 2,000 common shares (also referred to as “restricted shares”) to be made to Mr. Witt effective April 12, 2022 pursuant to the Registrant’s Amended and Restated 1997 Long-Term Incentive Plan (the “1997 Long-Term Incentive Plan”).  The restricted shares will be held in escrow by the Registrant and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Subject to the continued employment of Mr. Witt, the restrictions on the restricted shares will lapse and the restricted shares will become fully vested on the third anniversary of the April 12, 2022 grant date. Any unvested restricted shares will become fully vested if Mr. Witt dies or becomes disabled, as determined by the Compensation Committee. Upon a change in control (as defined in the 1997 Long-Term Incentive Plan), the restrictions on the restricted shares will lapse and the restricted shares will become fully vested if Mr. Witt’s employment is terminated within two years after the change in control by the Registrant without cause or by Mr. Witt due to an adverse change in his employment terms. If Mr. Witt’s employment with the Registrant terminates for any other reason, the restricted shares will be forfeited. During the time between the grant date and the vesting date of the restricted shares, Mr. Witt may exercise full voting rights in respect of the restricted shares and dividends will be accrued and paid in respect of the restricted shares on the vesting date, if the underlying restricted shares vest.

Long-Term Performance Awards:

On March 21, 2022, the Compensation Committee approved increasing the performance share award and the cash performance award for Mr. Witt under the Registrant’s 1997 Long-Term Incentive Plan for the three-fiscal-year performance period from June 1, 2019 to May 31, 2022 to the following amounts:

	Threshold	Target	Maximum
Performance Share Award	400 shares	800 shares	1,600 shares
Cash Performance Award	$37,500	$75,000	$150,000

Potential payouts (prorated for the portion of the performance period in which Mr. Witt serves in his new role) in respect of the long-term performance share award and the long-term cash performance award for Mr. Witt are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. Restructuring and impairment charges and non-recurring items are to be excluded, and EPS results are to be adjusted to eliminate the impact of inventory holding gains or losses. If the performance level with respect to either performance measure falls between threshold and target or between target and maximum, the portion of the performance share award or the cash performance award associated with that performance measure is linearly prorated. If the threshold level is not reached for a performance measure, no portion of the cash performance award or the performance share award associated with that performance measure will be paid or distributed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: March 25, 2022	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary